Exhibit 99.2

RISK FACTORS

Any investment in the securities of Dynegy Inc. (“Dynegy,” “we,” “us” or “our”) involves a high degree of risk, including the risks described below. In addition to the matters discussed below, you should consider carefully the risks set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in other documents that we subsequently file with the Securities and Exchange Commission (the “SEC”). The risks and uncertainties described in such incorporated documents and described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer.

Risks Related to the Proposed Acquisitions

We may be unable to obtain the regulatory approvals required to complete one or both of the Acquisitions (as defined below) or, in order to do so, we may be required to comply with material restrictions on our conduct or satisfy other material conditions required by various regulatory authorities.

Consummation of the proposed acquisition of membership interests in certain Midwest assets from certain subsidiaries of Duke (as defined below) announced by us on our Current Report on Form 8-K filed on August 26, 2014 (the “Duke Midwest Acquisition”) and the proposed acquisition of equity interests in EquiPower Resources Corp. (“ERC”) and Brayton Point Holdings, LLC (“Brayton”) announced by us on our Current Report on Form 8-K filed on August 26, 2014 (the “ERC and Brayton Acquisitions” and, together with the Duke Midwest Acquisition, the “Acquisitions”) is subject to conditions and governmental approvals, including the Federal Energy Regulatory Commission (“FERC”) approval and review by the U.S. Department of Justice Antitrust Division, referred to as the Antitrust Division, and the Federal Trade Commission, referred to as the FTC, under the Hart-Scott Rodino Act of 1976 (“HSR”). We, Duke Energy Corporation (“Duke”) and Energy Capital Partners (“ECP”) are currently responding to preliminary inquiries by the Antitrust Division. The expiration or termination of the waiting period (and any extension of the waiting period) applicable to an Acquisition under the HSR Act is a condition to closing such Acquisition. The closing of the Acquisitions are also subject to the condition that there be no injunction or order issued by a court of competent jurisdiction that prevents the consummation of the transactions contemplated by the acquisition agreements. We can provide no assurance that all required regulatory approvals will be obtained. There can also be no assurance as to the cost, scope or impact of the actions that may be required to obtain the required regulatory approvals. Furthermore, these actions could have the effect of delaying or preventing completion of the proposed transactions or imposing additional costs, conditions or restrictions on our business and operations, some of which could be material and adversely affect our revenues and profitability following the consummation of the transactions.

Furthermore, the FERC, the Department of Justice or other governmental authorities could seek to block or challenge the Acquisitions as they deem necessary or desirable in the public interest at any time, including after completion of the transactions. In addition, in some circumstances, a competitor, customer or other third party could initiate a private action under antitrust laws challenging or seeking to enjoin either or both Acquisitions, before or after either or both of them are consummated. We may not prevail and may incur significant costs in defending or settling any action under the antitrust laws.

If one or both of the Acquisitions are consummated, we may be unable to successfully integrate the operations of the relevant Target Companies (as defined below) with each other or with our existing operations or to realize targeted cost savings, revenues and other anticipated benefits of the Acquisitions.

The success of the proposed Acquisitions will depend, in part, on our ability to realize the anticipated benefits and synergies from integrating Duke Energy Commercial Asset Management, LLC’s (“Duke Energy Commercial”) interests in eleven generation facilities and Duke Energy Retail Sales, LLC (the “Duke Energy Retail Sales”), which we will acquire in the Duke Midwest Acquisition (the “Duke Midwest Assets”) and/or the ten generation facilities which we will acquire in the ERC and Brayton Acquisitions (the “ECP Assets”) with each other or with our existing generation business.  To realize these anticipated benefits, the businesses must be successfully combined.

We may be required to make unanticipated capital expenditures or investments in order to maintain, integrate, improve or sustain the Duke Midwest Assets’ and/or the ECP Assets’ operations, or take unexpected write-offs or impairment charges resulting from the Acquisitions.  Further, we may be subject to unanticipated or unknown liabilities relating to Duke Energy Commercial, Duke Energy Retail Sales, ERC, and Brayton (and collectively, the “Target Companies”). If any of these factors occur or limit our ability to integrate the businesses successfully or on a timely basis, the expectations of our future financial conditions and results of operations following the Acquisitions might not be met.

In addition, we, the Duke Midwest Assets and the ECP Assets have operated and, until the consummation of the Acquisitions, will continue to operate independently.  It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses, inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to achieve the anticipated benefits of the Acquisitions and could harm our financial performance. Further, because ECP is a private company, we may be required to implement or improve the internal controls, procedures and policies of the ECP Assets to meet standards applicable to public companies, which may be time-consuming and more expensive than anticipated.

In addition, we continue to evaluate our estimates of synergies to be realized from, and the fair value accounting allocations associated with, the Acquisitions and refine them, so that our actual cost-savings could differ materially from our current estimates. Actual cost-savings, the costs required to realize the cost-savings and the source of the cost-savings could differ materially from our estimates, and we cannot assure you that we will achieve the full amount of cost-savings on the schedule anticipated or at all.

Finally, we may not be able to achieve the targeted operating or long-term strategic benefits of the Acquisitions. If the combined businesses are not able to achieve our objectives, or are not able to achieve our objectives on a timely basis, the anticipated benefits of the Acquisitions may not be realized fully or at all. An inability to realize the full extent of, or any of, the anticipated benefits of the Acquisitions, as well as any delays encountered in the integration process, could have an adverse effect on our financial condition, results of operations and cash flows.

The Equity Offerings (as defined below) are not contingent upon the consummation of the Acquisitions. If either or both of the Acquisitions are not consummated, we will have broad discretion to use the net proceeds of the Equity Offerings for general corporate purposes. Even if the Acquisitions are consummated, they may not be consummated in the time frame, or on the terms or in the manner contemplated, which could have a negative impact on our business.

The concurrent offerings of shares of our common stock (the “Common Stock Offering”) and shares of our Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock Offering” and, together with the Common Stock Offering, the “Equity Offerings”) to finance the Acquisitions are not contingent upon the consummation of the Acquisitions. Accordingly, your purchase of our common stock in the Common Stock Offering or our Series A Mandatory Convertible Preferred Stock in the Mandatory Convertible Preferred Stock Offering may be an investment in Dynegy on a stand-alone basis without any of the assets of the Duke Midwest Assets or the ECP Assets, or anticipated benefits of the Acquisitions. We will have broad discretion to use the net proceeds of the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering if either or both of the Acquisitions do not occur. General corporate purposes may include strategic investments and acquisitions.

There are a number of risks and uncertainties relating to the Acquisitions. For example, the Acquisitions may not be consummated, or may not be consummated in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing to be satisfied. There can be no assurance that the conditions to closing of the Acquisitions will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisitions.  Any delay in closing or a failure to close could have a negative impact on our business and the trading prices of our securities, including our common stock.

Likewise, the Acquisitions and Financing Transactions (and together, the “Transactions”) may be completed on terms that differ, perhaps substantially, from those described elsewhere in our public filings.

We will incur significant transaction and acquisition-related costs in connection with the proposed Acquisitions.

We expect to incur significant costs associated with the Acquisitions and combining the operations of our company with the Target Companies, including costs to achieve targeted cost-savings. The substantial majority of the expenses resulting from the Acquisitions will be composed of transaction costs, systems consolidation costs, and business integration and employment-related costs, including costs for severance, retention and other restructuring. We may also incur transaction fees and costs related to formulating integration plans. Additional unanticipated costs may be incurred in the integration of our and the Target Companies’ businesses. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

The announcement and pendency of the Acquisitions could impact or cause disruptions in our, Duke Midwest Assets’ and ECP Assets’ operations.

The announcement and pendency of the Acquisitions could impact or cause disruptions in our, Duke’s and ECP’s operations. Specifically:

•                  our, Duke Midwest Assets’ and ECP Assets’ current and prospective customers and suppliers may experience uncertainty associated with the Acquisitions, including with respect to current or future business relationships with us, Duke Midwest Assets, ECP Assets or Dynegy and its subsidiaries after completion of the Transactions and including the Acquisitions (the “Combined Company”) business and may attempt to negotiate changes in existing business;

•                  our, Duke Midwest Assets’ and ECP Assets’ employees may experience uncertainty about their future roles with us, which may adversely affect our, Duke Midwest Assets’ and ECP Assets’ ability to retain and hire key employees;

•                  the Acquisitions may give rise to potential liabilities, including as a result of pending and future shareholder lawsuits relating to the Acquisitions; and

•                  if the ERC and Brayton Acquisitions are consummated, the accelerated vesting of equity-based awards and payment of “change in control” benefits to some members of ECP Assets’ management on consummation of the ERC and Brayton Acquisitions could result in increased difficulty or cost in retaining Duke Midwest Assets’ and ECP Assets’ officers and employees.

Any of the above disruptions could have an adverse effect on our business, results of operations and financial condition.

The Duke Midwest Assets and ECP Assets have no operating history as a stand-alone provider of electric energy, capacity and ancillary services.  Therefore, each of the Target Companies’ historical financial information and the pro forma financial information do not reflect the results we would have achieved during the periods presented as a stand-alone company and may not be a reliable indicator of our future results.

The historical and pro forma financial information included herein does not reflect the financial condition, results of operations or cash flows we would have achieved during the periods presented or those results we will achieve in the future as a stand-alone provider of electric energy, capacity and ancillary services.

The audited combined financial statements included herein have been derived from the books and records of Duke and Duke Energy Ohio, Inc. (“Duke Ohio”) on the one hand and ERC and Brayton on the other hand. Preparing the audited combined financial statements required management of Duke and Duke Ohio and ERC and Brayton to assign certain assets, liabilities, revenues and expenses using the historical results of operations and cost basis of the Duke Midwest Assets and ECP Assets, respectively, during the periods presented. The financial statements of the Duke Midwest Assets also include income and expense allocations from Duke and its subsidiaries, including Duke Ohio. These assignments are based on certain assumptions, and, as a result, the audited combined financial statements may not reflect what our results of operations, financial position or cash flow would have been if we had operated as a stand-alone provider of electric energy, capacity and ancillary services.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not represent what the financial position or results of operations of the Combined Company would have been had the Acquisitions been consummated on the dates assumed for purposes of that pro forma information nor does it represent the actual financial position or results of operations of the Combined Company following the Acquisitions.

The unaudited pro forma condensed combined financial information included is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates, is subject to numerous other uncertainties and does not reflect what the Combined Company’s financial position or results of operations would have been had the Acquisitions been consummated as of the dates assumed for purposes of that pro forma financial information nor does it reflect the financial position or results of operations of the combined company following the Acquisitions. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. For purposes of the unaudited pro forma condensed combined financial information, the estimated Acquisitions consideration has been preliminarily allocated to the assets acquired and liabilities assumed based on limited information presently available to us to estimate fair values. The Acquisitions consideration will be allocated among the relative fair values of the assets acquired and liabilities assumed based on their estimated fair values as of the respective dates of the Acquisitions. The final allocation is dependent upon certain valuations and other analyses that cannot be completed prior to the Acquisitions and are required to make a definitive allocation. The actual amounts recorded may differ materially from the information presented in the unaudited pro forma condensed combined financial information.

Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities nor does it include any other items not expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information has also been prepared on the assumption that the Acquisitions and Equity Offerings and the proposed incurrence of debt to finance a portion of the purchase price for the Acquisitions (the “Debt Financing”), in each case only to the extent they are completed (the “Financing Transactions”)  will be completed on the terms and in accordance with the assumptions set forth in the Unaudited Pro Forma Condensed Combined Financial Information filed Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part. The purchase price and other terms of the Acquisitions and the terms of the Financing Transactions may change, perhaps substantially, and, because none of the Financing Transactions are contingent upon completion of any of the other Financing Transactions, it is possible that one or more of the Financing Transactions will not be completed. In particular, it is possible that the Financing Transactions will not generate the anticipated amount of net proceeds, which may require us to obtain additional financing or utilize cash on hand in order to effect the Acquisitions.

Risks Related to Investing

Our indebtedness could adversely affect our ability to raise additional capital to fund our operations. It could also expose us to the risk of increased interest rates and limit our ability to react to changes in the economy or our industry as well as impact our cash available for distribution.

As of June 30, 2014, we had approximately $2.1 billion of total indebtedness and approximately $1.2 billion of indebtedness net of cash. On a pro forma basis to give effect to the Acquisitions, the Debt Financing and the Equity Offerings, we expect to have approximately $7.2 billion of total indebtedness and approximately $6.2 billion of indebtedness net of cash. We have secured commitments for two incremental revolving credit facilities totaling $950 million, each of which is expected to close upon consummation of the respective Acquisition. We expect to have approximately $600 million available, net of expected letters of credit outstanding, for future borrowings under our revolving credit facility immediately following the consummation of the Acquisitions. Our debt could have important negative consequences for our financial condition including:

•                  increasing our vulnerability to general economic and industry conditions;

•                  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•                  limiting our ability to enter into long-term power sales or fuel purchases which require credit support;

•                  limiting our ability to fund operations or future acquisitions;

•                  restricting our ability to make certain distributions with respect to our capital stock and the ability of our subsidiaries to make certain distributions to us, in light of restricted payment and other financial covenants in our credit facilities and other financing agreements;

•                  exposing us to the risk of increased interest rates because certain of our borrowings, including borrowings under our revolving credit facility, are at variable rates of interest;

•                  limiting our ability to obtain additional financing for working capital including collateral postings, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

•                  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who may have less debt.

We may not be successful in obtaining additional capital for these or other reasons. Furthermore, we may be unable to refinance or replace our existing indebtedness on favorable terms or at all upon the expiration or termination thereof. Our failure to obtain additional capital or enter into new or replacement financing arrangements when due may constitute a default under such existing indebtedness and may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our existing credit facilities contain, and agreements we enter into in the future may contain, covenants that significantly restrict our operations and our ability to redeem our Mandatory Convertible Preferred Stock.

Our existing credit facilities contain covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business, including restricting our ability to finance future operations and capital needs and limiting our ability to engage in other business activities. These covenants will place restrictions on our ability and the ability of our operating subsidiaries to, among other things:

•                  declare or pay dividends, repurchase or redeem stock or make other distributions to stockholders, including redeeming our Mandatory Convertible Preferred Stock at our option, in whole but not in part, if (i) on the date that is nine months after the date of issuance of the Mandatory Convertible Preferred Stock, the consummation of either or both of the Acquisitions has not occurred, or (ii) the termination of one or both of the Duke Midwest Purchase Agreement or ERC Purchase Agreements or the determination in our reasonable judgment that one of the Acquisitions will not occur;

•                  incur additional debt or issue some types of preferred shares;

•                  create liens;

•                  make certain restricted investments;

•                  enter into transactions with affiliates;

•                  enter into any agreements which limit the ability of certain subsidiaries to make dividends or

•                  otherwise transfer cash or assets to us or certain other subsidiaries;

•                  sell or transfer assets; and

•                  consolidate or merge.

These restrictions may also limit our ability to obtain future financings, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our existing credit facilities impose on us. Agreements we enter into in the future may also have covenants that restrict our operations. A breach of any covenant in the existing credit facilities or the agreements governing our other indebtedness would result in a default. A default, if not waived, could result in acceleration of the debt outstanding under such agreement and in a default with respect to, and acceleration of, the debt outstanding under any other debt agreements. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to make all of the required payments or borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.